Exhibit 10.106
SECOND AMENDED AND RESTATED BOARD DESIGNATION AND OBSERVER AGREEMENT

THIS SECOND AMENDED AND RESTATED BOARD DESIGNATION AND OBSERVER AGREEMENT (this “Agreement”), dated as of November 14, 2025 (the “A&R Effective Date”), is made by and between NextDecade Corporation, a Delaware corporation (the “Company”), and APSC II Holdco II, L.P., a Delaware limited partnership (“Investor”). Capitalized terms used but not otherwise defined in this Agreement shall have the respective meanings ascribed to them in the A&R Credit Agreement (as defined below).
WHEREAS, the Company and Investor previously entered into that certain Board Observer Agreement, dated as of December 31, 2024, by and between the Company and Investor, as amended by that certain Amended and Restated Board Observer Agreement, dated as of May 14, 2025 (as amended, the “Original Observer Agreement”);
WHEREAS, the Company previously entered into that certain Credit Agreement, dated as of December 31, 2024, by and among Rio Grande LNG Sper Holdings, LLC (the “Borrower”) and the other parties thereto (as amended by that certain First Amendment to Credit Agreement, dated as of May 14, 2025, the “Credit Agreement”);
WHEREAS, on the A&R Effective Date, the Company, the Borrower and the other parties thereto amended and restated the Credit Agreement to, among other things, (a) reclassify $50,000,000 in original principal amount of the antecedent loans outstanding immediately prior to the A&R Effective Date into Series A-1 Loans and (b) extend $50,000,000 in initial principal amount of loans in the form of Series A-2 Loans (the “A&R Credit Agreement”);
WHEREAS, in connection with entry into the A&R Credit Agreement, the Company and Investor desire to amend and restate the Original Observer Agreement pursuant to this Agreement, which will govern Investor’s right, under certain circumstances, to either (i) designate a director for nomination for election to the Company’s board of directors (the “Board”) or (ii) nominate a board observer to the Board to attend and participate in all meetings of the Board and any and all committees and subcommittees thereof (collectively, the “Committees”);
WHEREAS, it is the intent of the parties hereto that this Agreement does not constitute a novation of the obligations and liabilities of the parties under the Original Observer Agreement, and that this Agreement amend and restate in its entirety the Original Observer Agreement and re-evidence the obligations and liabilities of the parties outstanding on the date hereof as contemplated hereby; and
WHEREAS, the Investor and the Company agree that Matthew Bonanno will be designated as the initial Designated Director (as defined below), unless and until the Investor shall designate a different director for nomination to the Board in accordance with the terms of this Agreement.
NOW, THEREFORE, in consideration of the foregoing, the Company and Investor hereby agree as follows:

1.Board Nominee.

(a)From and after the A&R Effective Date until a Termination Event (as defined below):

(i)Subject to the terms and conditions of this Agreement, Investor shall have the right but not the obligation to nominate one director for election to the Board (such designated director, the “Designated Director”) on the earlier of (a) the first meeting of the Board following the A&R Effective Date at which a director of the Company is to be appointed by the Board or is to be nominated to stand for election by stockholders of the Company due to (i) an independent member of the Board resigning from, being removed from or otherwise vacating his or her position on the Board or (ii) such independent member not being selected by the Nominating, Corporate Governance and Enterprise Sustainability Committee as a nominee for election to the Board at the next annual meeting of stockholders of the Company and (b) June 30, 2026 (the “Nominee Designation Date” and, the time at which such Designated Director serves on the Board, the “Initial Board Service Date”). The Investor and the Company agree that Matthew Bonanno will be designated as the initial Designated Director (the “Initial Designated Director”), unless and until the Investor shall designate a different director for nomination to the Board in accordance with the terms of this Agreement. The Designated Director shall, in the reasonable judgment of the Nominating, Corporate Governance and Enterprise Sustainability Committee of the Board, (i) have the requisite skill and experience to serve as a director of a publicly traded company, (ii) not be prohibited or disqualified from serving as a director of the Company pursuant to any rule or regulation of the U.S. Securities and Exchange Commission (the “Commission”), any securities exchange, futures exchange, contract market, any other exchange or corporation or similar self-regulatory body or organization applicable to a party to this Agreement (a “Self-Regulatory Organization”), or by applicable law, or be subject to any “Bad Actor” disqualification set forth in Rule 506(d) under the Securities Act of 1933, as amended (the “Securities Act”), and (iii) otherwise be reasonably acceptable to the Company. The Investor and the Designated Director agree to provide the Company with accurate and complete information relating to the Investor and the Designated Director that may be required to be disclosed by the Company under the Securities Act, and the rules and regulations promulgated thereunder, or the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder. In addition, at the Company’s request, the Investor shall cause the Designated Director to complete and execute the Company’s standard Director and Officer Questionnaire prior to being admitted to the Board or standing for reelection at an annual meeting of stockholders or at such other time as may be requested by the Company.
(ii)Subject to Section 1(a)(iii), following the Nominee Designation Date, the Company shall (a) take all actions (to the extent such actions are permitted by applicable law) to (i) include the Designated Director in the slate of director nominees for election by the Company’s stockholders at the next annual meeting of stockholders of the Company and (ii) include the Designated Director in the proxy statement prepared by the Company in connection with soliciting proxies for such annual meeting of stockholders of the Company called with respect to the election of members of the Board, and at every adjournment or postponement thereof, and (b) not publicly oppose or object to the election of the Designated Director.
(iii)The Company’s obligations pursuant to Sections 1(a)(ii), (a)(iv) and (a)(v) shall be subject to each person designated as a nominee or successor for the Designated Director position providing, fully and completely, (i) any information that is required to be disclosed in any filing or report under the listing standards of the Nasdaq Stock Market LLC (“Nasdaq”) and applicable law or regulatory guidance or requests, (ii) any information that is required in connection with determining the independence status of the Designated Director under the listing standards of Nasdaq and applicable law, and (iii) if required by applicable law, such individual’s written consent to being named in a proxy statement as a nominee and to serving as director if elected.
(iv)If the Designated Director is not appointed, nominated or elected to the Board because of such person’s death, disability, disqualification or withdrawal as a nominee, (i) the Investor shall be entitled to designate another nominee and shall do so as promptly as practicable following the failure of such Designated Director to be appointed, nominated or elected to the Board and (ii) the director position for which the original Designated Director was nominated shall not be filled pending such designation.
(v)Upon written notice from the Company to the Investor that a vacancy has occurred because of the death, disability, disqualification, resignation or removal of the Designated Director, including as a result of a Resignation Event, which notice shall set forth in reasonable detail the facts and circumstances surrounding the vacancy, the Investor will cause the Designated Director then serving as a member of the Board to resign (if applicable) as a member of the Board within two (2) business days of such written notice, and any vacancy created by such resignation shall be filled by the Board with an individual designated by the Investor who, subject to the conditions of Section 1(a)(i), shall become the Designated Director, it being understood that any such successor designee shall serve the remainder of the term of the Designated Director whom such designee replaces.
(vi)Any action by the Investor to designate or replace the Designated Director shall be evidenced in writing furnished to the Company and shall be signed by or on behalf of the Investor.
(vii)Prior to designating a Designated Director, the Investor shall enter into a written agreement with the Designated Director whereby such Designated Director agrees to resign as a member of the Board upon a Resignation Event or Termination Event. The Investor acknowledges and agrees that such an agreement is in the best interest of the Company and the Investor, and that the Company shall be a third party beneficiary of the terms and conditions of such an agreement, and the Company shall have the right to enforce such an agreement to the same extent as the parties thereto.
(viii)The Company shall not take any action that would lessen, restrict, prevent or otherwise have an adverse effect upon the foregoing rights of the Investor to Board representation; provided, however, that the Company shall not be prohibited from taking such action that the Board determines may be necessary to (A) comply with any rule or regulation of the Commission or any Self-Regulatory Organization or (B) comply with applicable law.
(ix) As used herein:
“Resignation Event” means that the Designated Director, as determined by the Board in good faith following compliance with the procedures set forth below in this definition when applicable, (A) is prohibited or disqualified from serving as a director of the Company under any rule or regulation of the Commission, Nasdaq or by applicable law; (B) has engaged in acts or omissions constituting a breach of the Designated Director’s duty of loyalty to the Company or its stockholders; (C) has engaged in acts or omissions which involve intentional misconduct or an intentional violation of law; or (D) has engaged in any transaction involving the Company from which the Designated Director derived an improper personal benefit. Prior to making a determination that a Resignation Event has occurred, the Board shall provide the Designated Director with proper notice of a meeting of the Board to discuss and, if applicable, to dispute the proposed determination. At such duly called and held Board meeting, the Board shall provide the Designated Director with an opportunity to be heard and to present information relevant to the Board’s determination. The Board may make a determination that a Resignation Event has occurred only following its consideration in good faith of such information presented by the Designated Director.
“Termination Event” means that the aggregate sum of (x) the Exchange Price multiplied by the number of NEXT Stock theretofore subject of the Exchange Right plus (y) the outstanding original principal amount of the Loans equals or is less than $150,000,000.
(b)Upon written notice from the Company to the Investor that a Termination Event has occurred, the Investor will cause the Designated Director then serving as a member of the Board to resign as a member of the Board within two (2) business days of such written notice, and any vacancy created by such resignation shall be filled by the Board in its sole discretion (such date of resignation, the “Nomination Termination Date”).
2.Board Observer Rights.

(a)On the date hereof and until the Initial Board Service Date, and from and after a Termination Event until the Observer Termination Date (as defined below):

(i)The Company shall cause one person designated by Investor to be appointed as a non-voting observer to the Board and the Committees (the “Observer”). On the date hereof and until the Board Service Date, the Investor hereby designates Matthew Bonanno as the initial Observer (the “Initial Observer”). The Initial Observer will cease to be an Observer upon the Board Service Date. On the Nomination Termination Date, the Investor shall provide written notice of its Observer designee to the Company (which notice may be given electronically, including via email), provided that Investor may replace the Observer from time to time in its sole discretion upon written notice to the Company (which notice may be given electronically, including via email), which shall be immediately effective. Except as set forth herein, the Company agrees that it will invite Observer to attend, in a non-voting observer capacity, all meetings of the Board and any and all Committees (as determined by Observer from time to time), including any executive sessions thereof, for the purposes of permitting Observer to have current information with respect to the affairs of the Company and the actions taken by the Board and Committees and to give Investor the opportunity to be more informed and to monitor and evaluate its investment in the Company (the “Approved Purposes”) and will provide notice thereof concurrent with notice of meetings provided to the Board. In the event the Observer is unable to attend any meeting of the Board or any Committees thereof, Investor may, in its sole discretion, replace such Observer with an employee of Investor or its affiliates for purposes of any such meeting, and such replacement may exercise the same rights and will be subject to the same obligations of the Observer for purposes of any such meeting; provided that Investor shall use commercially reasonable efforts to provide at least 24-hours’ notice to the Company of such replacement (which notice may be given electronically, including via email). Except as set forth herein, Observer shall have the right to participate in any such meeting, but in no event shall Observer, in his or her capacity as such, (i) be deemed to be a member of the Board or the Committees; (ii) have the right to vote on any matter under consideration by the Board or the Committees or otherwise have any power to cause the Company to take, or not to take, any action; (iii) except as expressly set forth in this Agreement, have or be deemed to have, or otherwise be subject to, any duties, fiduciary or otherwise, to the Company or its shareholders or any duties, fiduciary or otherwise, otherwise applicable to the directors of the Company; or (iv) have any right or possess any authority to bind the Company or any of its subsidiaries in any way whatsoever. As a non-voting observer, and except as set forth herein, Observer will also be provided, concurrently with delivery to the Board and in the same manner delivery is made to the Board, copies of all notices, agenda, minutes, consents, and all other materials or information, financial or otherwise, that are provided to the directors with respect to a Board or Committee meeting, or any executive session thereof, or any written consent in lieu of a Board or Committee meeting. If a meeting of the Board or a Committee is conducted via telephone or other electronic medium, except as set forth herein, Observer may attend such meeting via the same medium. The presence of Observer shall not be taken into account or required for purposes of establishing a quorum. Notwithstanding anything in this Agreement to the contrary, the Board or a Committee may exclude Observer from all or any portion of any meeting or discussions, and can withhold or redact materials otherwise distributed to the members of the Board or such Committee, to the extent the Board reasonably determines based on the advice of counsel that (x) such action is necessary to prevent the loss of attorney-client privilege, work product or similar privilege, to the extent such privileges exist and have not been forfeited through previous acts of the Company or its representatives; provided that, in such case, any such exclusion shall only apply to such portion of such meeting or material which would be required to preserve such privilege and not to any other portion thereof; and, in the case of clauses (x) and (y) in this Section 2(a)(i), Observer shall be (A) provided a reasonably detailed explanation of the reason for such withholding or exclusion (including the determination by the Company’s counsel with respect thereto) and (B) informed of the general subject matter of the materials or meetings (or portion thereof) from which Observer is excluded and provided copies of all materials relating to, and accurate summaries of, such material, in each case, to the extent it would not result in the loss of such privilege pursuant to this clause (x) or a conflict of interest pursuant to clause (y); or (y) the information being discussed at all or a portion of such meetings or included in such materials, in the Board’s reasonable determination based on the advice of counsel, would give rise to any actual or potential conflict of interest or otherwise relate to any actual or potential transactions between or involving the Company or its affiliates, on the one hand, and Investor or its affiliates, on the other hand; provided that, in such case, any such exclusion shall only apply to such portion of such meeting or material which would be required to avoid such conflict and not to any other portion thereof or (ii) that the Company reasonably expects to exercise its Mandatory Exercise Right under Section 4(e) of the Tranche A Warrants (as defined below) within the next six (6) months, and solely to the extent such meeting, discussions or materials contain information that constitutes material non-public information for purposes of U.S. securities laws; provided that (x) the Company must provide the Observer with written notice of the decision to exclude the Observer from any meeting or withhold or redact materials pursuant to this clause (ii) at least one (1) day prior to the applicable meeting date or the date on which such materials will be redacted or withheld (as applicable), and (y) the Observer may not be excluded, and materials may not be redacted or withheld pursuant to this clause (ii) if the Investor delivers written notice to the Company of its waiver of the MNPI Liquidity Condition (as defined below) with respect to such material non-public information (provided that such waiver shall only apply to the Tranche A Warrants held by the Investor and each of its affiliates). In addition, the Board and the Committees thereof shall have the right to hold routine and special executive sessions including only Board or Committee members, as the case may be, and additional non-Board members expressly invited to participate therein; provided that, subject to the exclusions provided for in the preceding sentence, the Board or such Committees, as applicable, will not take any action at any such executive session without Observer being given a reasonable opportunity to be present and without Observer being provided in advance with any materials distributed to and considered by the Board or Committee in respect of such action. For purposes of this Agreement, the “MNPI Liquidity Condition” means the Liquidity Condition set forth in clause (v) of the definition thereof in the Tranche A Warrants.
(ii)The rights described in this Section 2 shall terminate upon the earliest to occur of (i) the exercise, in whole, of the (X) 1.375% amended and restated warrant struck at $7.15 per share, dated as of the A&R Effective Date (the “Tranche A Warrant”), (Y) 1.375% amended and restated warrant struck at $9.30 per share (the “Tranche B Warrant”) and (Z) amended and restated warrant struck at $9.30 per share, dated as of the A&R Effective Date (the “Tranche C Warrant” and collectively with the Tranche A Warrant and the Tranche B Warrant, the “Warrants”), (ii) the expiration of the Warrants and (iii) the prepayment in full of the $275,000,000 loan (together with principal amounts constituting capitalized interest) made available to Rio Grande LNG Super Holdings, LLC, a Delaware limited liability company and a special purpose entity in part by the Investor (the “HoldCo Loan”) under the A&R Credit Agreement (such date, the “Observer Termination Date”).
(iii)Investor may deliver written notice (an “Opt-Out Notice”) to the Company waiving its rights hereunder indefinitely (which such Opt-Out Notice shall be immediately revocable in the sole discretion of Investor upon written notice to the Company). Following receipt of an Opt-Out Notice from Investor, the Company shall not deliver any written or oral materials or information to Observer or Investor with respect to the Company or its business.

3.Confidential Treatment of Company Information.

(a)     In consideration of the Company’s disclosure to the Designated Director and/or Observer of information which is not publicly available concerning the Company for the Approved Purposes, Investor agrees, on behalf of itself and the Designated Director and Observer, that this Agreement will apply to all non-public, confidential and/or proprietary information, in any form whatsoever, disclosed or made available by the Company or its advisors to the Designated Director and/or Observer (“Information”). The Designated Director (subject to such Designated Director’s fiduciary duties to the Company) and/or Observer may disclose the Information to its or Investor’s responsible agents, advisors, affiliates and representatives (including, for the avoidance of doubt, employees of Investor or its affiliates) with a bona fide need to know (“Representatives”), but only to the extent necessary for the Approved Purposes. For the avoidance of doubt, the Designated Director and/or Observer may not disclose any Information to any prospective or current lender or participant under the Holdco Loan, and such lenders or participants shall not be considered Representatives under this Agreement for any purpose. For the avoidance of doubt, the confidentiality restrictions set forth in this Agreement shall not restrict or otherwise preclude the disclosure of information pursuant to, and in accordance with, the Holdco Loan. Notwithstanding the foregoing, the Company may identify Information to Designated Director which Designated Director shall not provide to the Investor if the Company determines, in its reasonable judgment, that providing such Information to Investor would reasonably be expected to (i) result in the disclosure of trade secrets or competitively sensitive information, (ii) violate applicable law, an applicable judgment, order or a contract or obligation of confidentiality owing to a third party, (iii) jeopardize the protection of an attorney-client privilege, attorney work product protection or other legal privilege, after receiving reasonable advice from counsel (including internal counsel) with respect to such matter (provided, however, that the Company shall use reasonable efforts to provide alternative, redacted or substitute documents or information in a manner that would not result in the loss of the ability to assert attorney-client privilege, attorney work product protection or other legal privileges), or (iv) expose the Company to risk of liability for disclosure of personal information (provided, however, that the Company shall use its commercially reasonable efforts to provide such information in a manner that would not expose the Company to such risk). For the avoidance of doubt nothing in the foregoing sentence shall restrict the Designated Director’s right to receive full access to such materials.

(b)     Except as otherwise provided herein, Investor agrees and agrees to cause Designated Director and/or Observer to: (i) hold Information in strict confidence; (ii) not disclose Information to any third parties; and (iii) not use any Information for any purpose except for the Approved Purposes. Investor agrees to, and agrees to cause Designated Director and/or Observer to, instruct all such Representatives not to disclose such Information to third parties without the prior written permission of the Company or as otherwise permitted herein, and no such disclosure shall occur unless and until such Representatives agree to maintain the confidentiality of such Information as set forth herein. Investor shall be liable for any unauthorized disclosure or use by its Representatives (including Designated Director and/or Observer) of the Information.

4.Exempted Disclosure. The term Information and foregoing restriction on the use and nondisclosure of Information will not include information which: (a) is, or hereafter becomes, through no act or failure to act on the part of Investor, Designated Director or Observer in breach of this Agreement, generally known or available to the public; (b) was known or acquired by Investor, Designated Director or Observer or its or their respective Representatives before receiving such information from the Company, without, to such person’s knowledge, restriction as to use or disclosure; (c) is hereafter furnished to Investor, Designated Director or Observer or its or their Representatives by a third party, without, to such person’s knowledge, restriction as to use or disclosure; (d) such information was independently developed by or for Investor, Designated Director or Observer or its or their respective Representatives without use of or reference to the Information; (e) is deemed non-confidential by the Company in a writing (with email being sufficient); or (f) is required or requested to be disclosed pursuant to applicable law, regulation, stock exchange rule or other market or reporting system or by legal, judicial, regulatory or administrative process or court order (by oral questions, interrogatories, requests for information or documents in legal proceedings, subpoena, civil investigative demand or other similar process), provided, that to the extent permitted by law, rule or regulation and reasonably practicable under the circumstances, Investor, Designated Director or Observer gives the Company prompt notice of such required disclosure so that the Company may, at its sole cost and expense, challenge the same; provided that no such notice shall be required for disclosure to any governmental agency, regulatory authority or self-regulatory authority (including, without limitation, bank and securities examiners) having or claiming to have authority to regulate or oversee Investor, Designated Director or Observer, as applicable.

5.Return of Information. Following the termination of the rights of Designated Director or Observer or of the right of Investor to appoint a Designated Director and/or an Observer, in each case, as described in Section 1 and Section 2, respectively, and upon written request of the Company, Investor, Designated Director (at the direction of Investor), Observer (at the direction of Investor) and its or their Representatives, as applicable, will promptly: (a) destroy all physical materials containing or consisting of Information and all hard copies thereof; and (b) to the extent technically practicable, destroy all electronically stored Information in the possession or control of Investor, Designated Director, Observer or its or their Representatives. Investor, Designated Director, Observer and its or their Representatives may retain in its or their confidential files copies of any item of Information in order to comply with any legal, compliance, regulatory or document retention requirements, any internal compliance policy, or in order to satisfy audit requirements. Investor, Designated Director, Observer and its or their Representatives may also retain and need not destroy any Information which is retained pursuant to backup, recovery, contingency planning or business continuity planning or archiving procedures, and that portion of any Information that consists of copies, electronic copies, notes, analyses, compilations, studies, interpretations, or other documents prepared by Designated Director or Observer or its or their Representatives. Any Information that is not returned or destroyed and all notes, analyses, compilations, studies or other documents prepared by or for the benefit of Investor, Designated Director, Observer or its or their Representatives to the extent the foregoing contains Information, will remain subject to the restriction on use and nondisclosure set forth in Section 3 of this Agreement for one year after Designated Director’s or Observer’s termination or the termination of Investor’s right to nominate a Designated Director or appoint an Observer, as applicable, pursuant to Section 1 or Section 2 of this Agreement.

6.Disclaimer. All Information is provided to Designated Director or Observer “as is,” and the Company does not make any representation or warranty as to the accuracy or completeness of the Information or any component thereof. The Company will have no liability to Designated Director, Observer or Investor hereunder resulting from the reliance on the Information by Designated Director, Observer or Investor or any third party to whom such Information is disclosed.

7.Company Ownership of Information; Remedies. Investor, on behalf of itself, Designated Director and Observer, acknowledges that all of the Information is owned solely by the Company (or its licensors) and that the unauthorized disclosure or use of such Information may cause irreparable harm and significant injury, the degree of which may be difficult to ascertain. The Company, on the one hand, and Investor on the other hand, on behalf of itself, Designated Director and Observer, acknowledges that monetary damages would not be a sufficient remedy for any breach or threatened breach of this Agreement and that, in the event of any breach of this Agreement by any party hereto, the non-breaching party(ies) is entitled to seek all forms of equitable relief (including an injunction and order for specific performance), in addition to all other remedies available at law or in equity, without the requirement that a bond be posted by the non-breaching party(ies). Such remedies will not be exclusive but will be in addition to other remedies that may be available to the non-breaching party(ies) at law or in equity.

8.Compliance with Securities Laws. Investor agrees that the Information is given in confidence in accordance with the terms of this Agreement, and that Investor will not, and will cause Designated Director and Observer to not, knowingly take any action relating to the securities of the Company which would constitute insider trading, market manipulation, or any other violation of applicable securities law. Investor agrees that it will, and will cause Designated Director and Observer to, instruct all of its or their Representatives to whom each disclose Information that they may not take any action relating to the securities of the Company which would constitute insider trading, market manipulation, or any other violation of applicable securities law. Notwithstanding anything herein to the contrary, nothing in this Agreement shall be construed as (a) making Investor, Designated Director or Observer an insider of the Company, (b) creating any duties or restrictions on Investor or its affiliates ability to trade any debt or equity issued by the Company beyond those that may exist under applicable law, or (c) creating any fiduciary relationship between Designated Director, Observer, Investor or any of their Representatives and any other holder of securities issued by the Company. Investor shall cause Designated Director and Observer to abide by all internal policies and procedures, including any confidentiality, insider trading and related party policies, established by the Company that are applicable to all directors on the Board; provided, that (i) in the event of a conflict between this Agreement and any such policy or procedure, this Agreement shall govern, and (ii) for the avoidance of doubt, such policies and procedures shall only cover Designated Director and Observer, and not Investor or its affiliates (other than Designated Director and Observer).

9.Information Barriers. The Company (a) acknowledges that Investor has advised the Company that Investor and its affiliates are in the business of investing and trading in securities and (b) agrees that this Agreement shall not in any way restrict or limit the activities of Investor, any of its affiliates or any of its respective employees in the business of investing and trading in securities so long as (x) such activities are undertaken by such Investor, employees and/or affiliates that are not then in possession of Information conveyed, directly or indirectly, by Investor’s Representatives (including Designated Director and Observer) and (y) each of Designated Director and Observer is subject to information barriers designed to protect the flow of Information to Investor, employees and affiliates or an affirmative defense pursuant to paragraph (c) of Rule 10b5-1 under the Securities Exchange Act of 1934, as amended, is otherwise available. For the avoidance of doubt, no Representative or other entity shall be deemed to have received Information solely due to the fact that Investor's or Investor's affiliates' officers, directors (or governing equivalents) or employees serve as directors (or governing equivalents) of such Representative or other entity, so long as such person does not disclose any Information to any other director (or governing equivalent), officer or employee of such Representative or other entity.

10.Indemnification; Advancement of Expenses. Observer shall be entitled to advancement of expenses and rights to indemnification from the Company to the same extent provided by the Company to its directors and officers under the Certificate of Incorporation of the Company as in effect on the date hereof or, if more favorable, any Certificate of Incorporation of the Company as in effect after the date hereof or any indemnification agreement between the Company and any of its directors. The foregoing rights to indemnification and advancement of expenses constitute third-party rights contractually extended to Observer by the Company and do not constitute rights to indemnification or advancement of expenses as a result of Observer serving as a director, officer, employee, or agent of the Company. The Company shall reimburse Observer, on the same basis as directors of the Company, for all reasonable out-of-pocket expenses incurred by Observer in connection with attendance at Board and Committee meetings or any other matter which the Company requests Observer to undertake on behalf of the Company (it being understood that Observer shall be under no obligation to undertake any matter unless Observer expressly agrees thereto in his or her sole discretion). All reimbursements payable by the Company pursuant to this Section 10 shall be paid to Observer in accordance with the Company’s policies and practices with respect to director expense reimbursement then in effect; provided, however, that any such reimbursement shall be paid to Observer no later than comparable reimbursement is paid to the members of the Board. Observer shall not be entitled to receive any other payment or remuneration hereunder or otherwise in connection with Observer’s involvement with the Board or the Committee. Further, the Company hereby acknowledges and agrees that: (a) the Company is the indemnitor of first resort with respect to any rights to indemnification or advancement of expenses made pursuant to this Agreement concerning any proceeding arising from or related to the Observer’s status as such; (b) the Company is primarily liable for all indemnification and indemnification or advancement of expense obligations for any proceeding arising from or related to Observer’s status as such, whether created by law, organizational or constituent documents, contract (including this Agreement) or otherwise; (c) any obligation of any other persons with whom or which the Observer may be associated to indemnify the Observer and/or advance expenses to the Observer in respect of any proceeding are secondary to the obligations of the Company’s obligations; and (d) the Company will indemnify the Observer and advance expenses to the Observer hereunder to the fullest extent provided herein without regard to any rights the Observer may have against any other person with whom or which the Observer may be associated or insurer of any such person. The Company irrevocably waives, relinquishes and releases (i) any other person with whom or which the Observer may be associated from any claim of contribution, subrogation, reimbursement, exoneration or indemnification, or any other recovery of any kind in respect of amounts paid by the Company to the Observer pursuant to this Agreement and (ii) any right to participate in any claim or remedy of the Observer against any person, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from any person, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim, remedy or right.

11.Governing Law: Venue for Disputes. This Agreement shall be governed in all respects by the laws of the State of Delaware (without giving effect to principles of conflicts of laws which would lead to the application of the laws of another jurisdiction). Each of the parties hereto consents to the non-exclusive jurisdiction of the federal courts whose districts encompass any part of the District of Delaware or the Court of Chancery of the State of Delaware (or, if the Court of Chancery of the State of Delaware lacks jurisdiction, then in the applicable Delaware state court), with any dispute arising under this Agreement and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non conveniens, to the bringing of any such proceeding in such jurisdictions.

12.Notices. All communications hereunder shall be in writing and shall be delivered either by certified or registered mail, postage pre-paid, return receipt requested, email or nationally recognized overnight courier, and shall be addressed to the following addresses:

To the Company:	NextDecade Corporation
1000 Louisiana Street, Suite 3300 Houston, TX 77002
Attention: General Counsel and Corporate Secretary
Email:***

To Investor:
APSC II HOLDCO II, L.P.
c/o Atlantic Park Strategic Capital Master Fund II, L.P.
55 E 52nd St, 33rd Floor
New York, NY 10055
Attention: Viral Naik / James Varian / Joseph Noonan / Matthew Bonanno / Ken Massa c/o General Atlantic Credit
Tel: *** / ***/ ***
Email: ***, ****, ***, ***, ***, ***, ***

With a copy	Baker Botts L.L.P.
(which shall not	30 Rockefeller Plaza
constitute notice)	New York, NY 10112
to:	Attention: Veronica Relea, Andrew Schulte
Email: ***, ***

13.Entire Agreement. This Agreement constitutes the complete and exclusive statement regarding the subject matter of this Agreement and supersedes all prior agreements, understandings and communications, oral or written, between the parties regarding the subject matter of this Agreement.

14.Term. The provisions of Section 1 hereof shall terminate and be of no further force or effect pursuant to Section 1(b) and the provisions of Section 2 hereof shall terminate and be of no further force or effect pursuant to Section 2(a)(ii) or 2(a)(iii) hereof. The provisions of Sections 7, 8, 9, 10 and 11 shall survive any termination or expiration of this Agreement. Notwithstanding the foregoing, Sections 3 and 4 of this Agreement and all confidentiality obligations hereunder will automatically terminate on the date that is one year after the earlier of (i) the termination of this Agreement pursuant to Section 2(a)(ii) of this Agreement and (ii) the date that Investor no longer has an Observer.

15.Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Except as set forth below or as otherwise agreed by the parties hereto in writing, neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned by either party hereto (whether by operation of law or otherwise) without the prior written consent of the other party hereto. Notwithstanding the foregoing, the rights, obligations and interests of the Investor in this Agreement may be assigned or otherwise transferred, in whole or in part, by the Investor to any

Affiliate of the Investor without the consent of the Company upon the Investor providing written notice to the Company five (5) days prior to any such assignment or transfer; provided, however, that any such assignee or transferee, as a condition precedent to such transfer, becomes a party to this Agreement and assumes the obligations of the Investor, in each case, with respect to the transferred rights under this Agreement.

16.No Third-Party Beneficiaries. This Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their respective successors and permitted assigns and, except as expressly set forth in Section 15 of this Agreement, nothing herein, express or implied, is intended to or shall confer upon any other person any legal or equitable right, benefit or remedy of any nature whatsoever; provided, however, that the Observer shall be an express, intended third-party beneficiary of this Agreement.

17.Amendment and Restatement. It is the intention of each of the parties hereto that the Original Observer Agreement be amended and restated in its entirety pursuant to this Agreement and this Agreement does not constitute a novation or termination of the liabilities and obligations existing under the Original Observer Agreement (or serve to terminate any obligations thereunder or provisions thereof that are expressly stated to survive any repayment or termination). The parties hereto further acknowledge and agree that this Agreement constitutes an amendment of the Original Observer Agreement made under and in accordance with the Original Observer Agreement.

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IN WITNESS WHEREOF, the undersigned have hereto executed this Agreement as of the date first above written.

NEXTDECADE CORPORATION

By:	/s/ Vera de Gyarfas
Name: Vera de Gyarfas Title: General Counsel and Secretary

[Signature Page to Second Amended and Restated Board Designation and Observer Agreement]

IN WITNESS WHEREOF, the undersigned have hereto executed this Agreement as of the date first above written.

APSC II HOLDCO II, L.P.

By:	/s/ George Fan
Name: George Fan Title: Authorized Signatory

[Signature Page to Second Amended and Restated Board Designation and Observer Agreement]